Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results

Quarterly revenue of $62.6 million, up 20% year over year

Quarterly gross margin 58.4%

1,622 active clients at June 30, 2018, up 21% year over year

LAS VEGAS, August 9, 2018 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, today announced financial results for its second quarter ended June 30, 2018.

“We believe the recently completed refinancing of our credit facility with a $140 million private placement equity transaction removes the constraints to our revenue growth by eliminating covenants on sales and marketing spend,” stated Seth A. Ravin, Rimini Street co-founder and CEO. “Completion of the refinancing allows us to aggressively invest in global sales, marketing and service delivery capacity and capabilities in order to drive future revenue. Based on our 13 year track record of sales performance, we expect these investments to lead to growth and improved operating leverage in 2019 and beyond.”

“Revenue for the second quarter of 2018 came in above our guidance range and was driven by growth across all geographies,” stated Tom Sabol, Rimini Street CFO. “We also made significant progress in our goal to reduce our cost of capital with the refinancing of our credit facility by providing us an expected reduction in debt-related costs of approximately $95 million over the next three years. In addition, the refinancing extended the expected maturity until July 2023, when the convertible preferred equity may be redeemed by the holders in full, unless it has been previously converted into common stock.”

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 2

Second Quarter 2018 Financial Highlights

•	Revenue was $62.6 million for the second quarter of 2018, an increase of 20% compared to $52.0 million for the second quarter of 2017, and included approximately $1.2 million of non-subscription revenue recognized in the quarter.
•	Annualized Subscription Revenue was approximately $246 million for the second quarter of 2018, an increase of 18% compared to $208 million in the second quarter of 2017.
•	Active Clients as of June 30, 2018 were 1,622, an increase of 21% compared to 1,335 as of June 30, 2017.
•	Revenue Retention Rate was 93.2% for the trailing 12-months ended June 30, 2018 compared to 93.8% for the comparable period ended June 30, 2017.
•	Gross Margin was 58.4% for the second quarter of 2018 compared to 62.5% for the second quarter of 2017, reflecting investments to support new product and service offering launches, costs for the Company’s biannual global service delivery training event held in May 2018, and costs related to a new 10-year employee service award benefit.
•	Operating Loss was $6.0 million for the second quarter of 2018 compared to Operating Income of $7.5 million for the second quarter of 2017. The change was the result of increased litigation costs and planned increased spending on sales and marketing.
•	Non-GAAP Operating Income was $4.2 million for the second quarter of 2018 compared to Non-GAAP Operating Income of $8.1 million for the second quarter of 2017.
•	Net Loss for the second quarter of 2018 was $25.4 million, or a loss of $0.43 per basic share, compared to a Net Loss of $25.9 million, or a loss of $1.05 per basic share for the second quarter of 2017.
•	Non-GAAP Net Loss for the second quarter of 2018 was $7.8 million compared to a Non-GAAP Net Loss of $16.9 million for the second quarter of 2017.
•	Operating Cash Flow for the second quarter of 2018 was $8.5 million, compared to Operating Cash Flow of $28.5 million for the second quarter of 2017, which included an insurance settlement of $19.3 million.
•	Adjusted EBITDA for the second quarter of 2018 was $3.8 million compared to $8.9 million for the second quarter of 2017.

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 3

•	Reduced the Company’s credit facility obligation by $21.0 million with proceeds refunded and received from Oracle for certain court awards that had been previously paid by the Company, and that were subsequently overturned in Rimini Street’s favor on appeal.
•	Entered into a $140 million equity financing agreement on June 18, 2018, which subsequently closed on July 19, 2018, and resulted in repayment of all remaining outstanding obligations under the credit facility totaling $132.8 million, consisting of principal, make-whole applicable premium, interest and fees. Following repayment, the credit facility was terminated.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Second Quarter 2018 Company Highlights

•	Announced the extension of Rimini Street’s proven, award-winning support model and global capabilities to SaaS products with support services for Salesforce Sales Cloud and Service Cloud products.

•	Expanded the Company’s family of Extensibility Solutions with the launch of Rimini Street Mobility and Rimini Street Analytics. These products join the Rimini Street Advanced Database Security product launched in 2017. The products help organizations to quickly and cost-effectively modernize their current enterprise software with the latest desired features and capabilities, future-proof technical platforms against yet-unknown technology changes, and secure systems against a constantly evolving threat environment.

•	Closed more than 7,300 support cases across 44 countries, and once again achieved an average client satisfaction rating on the Company’s support delivery of 4.8 out of 5.0 (where 5.0 is “excellent”).

•	Presented at 12 CIO and IT and procurement leader events worldwide, including Gartner CIO & IT Executive Summit in Canada and IDC CIO Summit in South Korea.

•	For the fifth time, named one of the Bay Area Top Workplaces by the Bay Area News Group for work environment, communication policies, employee benefits and corporate culture.

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 4

•	Honored with six Stevie® Awards, including Company of the Year, Customer Service Department of the Year, and Customer Service Executive of the Year, in the 16th Annual American Business Awards®.

•	Received an updated accreditation for the UK government’s procurement system and selected as a third-party support provider under the UK government’s Technology Services 2 (TS2) Framework for IT support procurement.

•	Added to the US Russell 2000® Index.

Revenue Guidance

The Company is providing third quarter 2018 revenue guidance to be in the range of approximately $61.0 million to $63.0 million, and updating full year 2018 revenue guidance to be in the range of approximately $240 million to $250 million.

Webcast and Conference Call Information

Rimini Street will host a conference call and webcast to discuss the second quarter 2018 results at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on August 9, 2018. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/events-and-presentations/upcoming-and-past-events. Dial-in participants can access the conference call by dialing (855) 213-3942 in the U.S. and Canada and enter the code 7489219. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures

This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. These non-GAAP financial measures supplement, and are not intended to represent a measure of operating performance in accordance with disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included elsewhere in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 5

About Rimini Street, Inc.

Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products. The Company has redefined enterprise software support services since 2005 with an innovative, award-winning program that enables licensees of IBM, Microsoft, Oracle, Salesforce, SAP and other enterprise software vendors to save up to 90 percent on total support costs. Clients can remain on their current software release without any required upgrades for a minimum of 15 years. Over 1,620 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries currently rely on Rimini Street as their trusted, third-party support provider. To learn more, please visit http://www.riministreet.com/, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations as to benefits of the financing transaction described herein, including projections of expected cash savings over the next three years and accelerated growth, future events, future opportunities and growth initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, continued inclusion in the Russell 2000 Index in the future, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse litigation developments or in the government inquiry; the final amount and timing of any refunds from Oracle related to our litigation; our ability to raise additional equity or debt financing on favorable terms; the terms and impact of our newly issued 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities, including its common stock and its Preferred Stock; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on 10-Q filed on August 9, 2018, which disclosures amend and restate the disclosures appearing under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 15, 2018, and as updated from time to time by Rimini Street’s future Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 6

# # #

Salesforce, Service Cloud, Sales Cloud and others are trademarks of salesforce.com, inc.

© 2018 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 7

Rimini Street, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$24,853	$21,950
Restricted cash	10,634	18,077
Accounts receivable, net of allowance of $293 and $51, respectively	63,416	63,525
Prepaid expenses and other	8,706	8,560
Total current assets	107,609	112,112

Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $7,805 and $6,947, respectively	3,899	4,255
Deferred debt issuance costs, net	2,834	3,520
Deferred offering costs	2,831	500
Deposits and other	1,387	1,065
Deferred income taxes, net	940	719
Total assets	$119,500	$122,171

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,677	$15,500
Accounts payable	12,416	10,137
Accrued compensation, benefits and commissions	18,420	18,154
Other accrued liabilities	28,509	22,920
Deferred insurance settlement	-	8,033
Liability for embedded derivatives	7,800	1,600
Deferred revenue	167,879	152,390
Total current liabilities	238,701	228,734

Long-term liabilities:
Long-term debt, net of current maturities	72,364	66,613
Deferred revenue	32,506	29,182
Other long-term liabilities	5,825	7,943
Total liabilities	349,396	332,472

Stockholders’ deficit:
Preferred stock, $0.0001 par value per share. Authorized 100,000 shares; no shares issued and outstanding	-	-
Common stock; $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 60,005 and 59,314 shares as of June 30, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	97,663	94,967
Accumulated other comprehensive loss	(1,219)	(867)
Accumulated deficit	(326,346)	(304,407)
Total stockholders' deficit	(229,896)	(210,301)
Total liabilities and stockholders' deficit	$119,500	$122,171

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 8

Rimini Street, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2018	2017

Net revenue	$62,649	$52,048
Cost of revenue	26,084	19,537
Gross profit	36,565	32,511

Operating expenses:
Sales and marketing	23,097	15,801
General and administrative	10,324	8,928
Litigation costs and related recoveries:
Professional fees and other defense costs of litigation	9,113	3,426
Insurance recoveries, net	-	(3,125)
Total operating expenses	42,534	25,030

Operating income (loss)	(5,969)	7,481

Non-operating expenses:
Interest expense	(9,323)	(14,541)
Other debt financing expenses	(1,339)	(10,859)
Loss from change in fair value of redeemable warrants	-	(7,648)
Loss from change in fair value of embedded derivatives	(6,700)	(700)
Other income (expense), net	(1,568)	225

Loss before income taxes	(24,899)	(26,042)
Income tax benefit (expense)	(547)	183
Net loss	$(25,446)	$(25,859)

Net loss per share:
Basic	$(0.43)	$(1.05)
Diluted	$(0.43)	$(1.05)

Weighted average number of shares of Common Stock outstanding: (1)
Basic	59,800	24,561
Diluted	59,800	24,561

(1)	For the three months ended June 30, 2017, the weighted average number of shares have been restated to give effect to the reverse recapitalization consummated on October 10, 2017.

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 9

Rimini Street, Inc.

GAAP to Non-GAAP Reconciliations

(In Thousands)

	Three Months Ended
	June 30,
	2018	2017

Non-GAAP operating income reconciliation:
Operating income (loss)	$(5,969)	$7,481
Non-GAAP adjustments:
Litigation costs, net of related recoveries	9,113	301
Stock-based compensation expense	1,098	353
Non-GAAP operating income	$4,242	$8,135

Non-GAAP net loss reconciliation:
Net loss	$(25,446)	$(25,859)
Non-GAAP adjustments:
Litigation costs, net of related recoveries	9,113	301
Write-off of deferred debt financing costs	704	-
Stock-based compensation expense	1,098	353
Loss from change in fair value of embedded derivatives	6,700	700
Loss from change in fair value of redeemable warrants	-	7,648
Non-GAAP net loss	$(7,831)	$(16,857)

Non-GAAP Adjusted EBITDA reconciliation:
Net loss	$(25,446)	$(25,859)
Non-GAAP adjustments:
Interest expense	9,323	14,541
Income tax expense	547	(183)
Depreciation and amortization expense	466	496
EBITDA	(15,110)	(11,005)
Non-GAAP adjustments:
Litigation costs, net of related recoveries	9,113	301
Stock-based compensation expense	1,098	353
Loss from change in fair value of embedded derivatives	6,700	700
Loss from change in fair value of redeemable warrants	-	7,648
Write-off of deferred debt financing costs	704	-
Other debt financing expenses	1,339	10,859
Adjusted EBITDA	$3,844	$8,856

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 10

About Non-GAAP Financial Measures and Certain Key Metrics

To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net loss, EBITDA, and Adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Subscription Revenue is the amount of subscription revenue recognized during a quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which had been insignificant until the fiscal second quarter of 2018.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period.

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Non-GAAP Operating Income is operating income (loss) adjusted to exclude: litigation costs, net of related appeal awards and insurance recoveries, and stock-based compensation expense. These exclusions are discussed in further detail below.

Non-GAAP Net Loss is net loss adjusted to exclude: litigation costs, net of related appeal awards and insurance recoveries, post judgment interest on litigation appeal awards, stock-based compensation expense, and gains or losses on changes in fair value of embedded derivatives and redeemable warrants. These exclusions are discussed in further detail below.

We exclude the following items from our non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and related recoveries: Litigation costs, the associated insurance recoveries, adjustments to the deferred settlement liability, litigation appeal awards and post judgment interest relate to outside costs and recoveries for our litigation activities. These costs and related recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Write-off of Deferred Debt Financing Costs: Costs related to potential debt financing transactions are capitalized until we determine if the transaction will result in a new debt agreement. When we determine that these efforts are unsuccessful, the costs are written-off and classified as other non-operating expenses. Since these amounts are associated with our debt financing structure, we exclude them since they do not relate to our day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Loss (Gain) on Changes in Fair Value of Embedded Derivatives and Redeemable Warrants: Our former credit facility, which was terminated on July 19, 2018, included features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. Until October 2017, we also had redeemable warrants that were required to be carried at fair market value with changes in fair value resulting in gains and losses in our statement of operations. We have excluded the gains and losses related to the changes in fair value of embedded derivatives and redeemable warrants given the nature of the fair value requirements. We are not able to manage these amounts as part of our business operations nor are the costs core to servicing our clients and have excluded them.

Other Debt Financing Expenses: Other debt financing expenses include non-cash write-offs and amortization of debt discounts and issuance costs under our former credit facility, and collateral monitoring and other fees payable in cash related to the credit facility. Since these amounts related to our debt financing structure, we exclude them since they do not relate to the day-to-day operations or our core business of serving our clients.

Rimini Street Announces Fiscal Second Quarter 2018 Financial Results	page 12

EBITDA is net loss adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs, net of related appeal and insurance recoveries, post judgment interest on litigation appeal awards, stock-based compensation expense, gains or losses on changes in the fair value of embedded derivatives and redeemable warrants, write-off of deferred debt financing costs, and other debt financing expenses, as discussed above.

Investor Relations Contact

Dean Pohl

Rimini Street, Inc.

+1 203 347-4446

dpohl@riministreet.com

Media Relations Contact

Michelle McGlocklin

Rimini Street, Inc.

+1 925 523-8414

mmcglocklin@riministreet.com